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                                                        EXHIBIT NO. EX-99.H.2.VI

                        DIMENSIONAL INVESTMENT GROUP INC.


            FORM OF ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER SIX

         THIS ADDENDUM is made as of the __ day of __________, 2001, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

         WHEREAS, PFPC presently provides such services to those portfolios of the Fund designated as The DFA 6-10 Institutional Portfolio, U.S. 6-10 Small Company Portfolio K, U.S. 4-10 Value Portfolio K and U.S. 6-10 Value Portfolio II, which portfolios shall be renamed The DFA Small Cap Institutional Portfolio, U.S. Small Cap Portfolio K, U.S. Small XM Value Portfolio K and U.S. Small Cap Value Portfolio II, respectively, and which are listed on Schedule B attached hereto; and

         WHEREAS, Tax-Managed U.S. Marketwide Value Portfolio XI has ceased to be a series of the Fund and shall no longer be considered "Shares" under the Agreement; and

         WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of Dimensional Investment Group Inc., Amended and Restated April 1, 2001," which is attached hereto shall be "Portfolios" under the Agreement.

         2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

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         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. The effective date of this Addendum shall be April 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DIMENSIONAL INVESTMENT GROUP INC.

                                            By:
                                                -----------------------------
                                                 Catherine L. Newell
                                                 Vice President and Secretary


                                            PFPC INC.

                                            By:
                                                -----------------------------
                                                 Joseph Gramlich
                                                 Senior Vice President


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                                                            AMENDED AND RESTATED
                                                             AS OF APRIL 1, 2001

                                   SCHEDULE B


                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                    THE DFA SMALL CAP INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                        U.S. SMALL CAP VALUE PORTFOLIO II
                        DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                       U.S. LARGE CAP VALUE PORTFOLIO III
                          EMERGING MARKETS PORTFOLIO II
                   AAM/DFA U.S. HIGH BOOK-TO-MARKET PORTFOLIO
                AAM/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                           U.S. SMALL CAP PORTFOLIO K
                        U.S. LARGE CAP VALUE PORTFOLIO K
                         U.S. SMALL XM VALUE PORTFOLIO K
                         U.S. LARGE COMPANY PORTFOLIO K
                       DFA INTERNATIONAL VALUE PORTFOLIO K
                          EMERGING MARKETS PORTFOLIO K
                      DFA ONE-YEAR FIXED INCOME PORTFOLIO K
                  DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K


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